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                             [ARTHUR ANDERSEN LOGO]


                                                     --------------------
                                                     Arthur Andersen LLP

July 9, 1999                                         ---------------------
                                                     Suite 1500
                                                     RiverPark Tower
Mr. Doug Finley                                      333 West San Carlos Street
Chief Financial Officer                              San Jose, CA 95110-2710
Keynote Systems, Inc.                                408 998 2112
Two West Fifth Avenue
San Mateo, California 94402



Dear Mr. Finley:

This is to confirm that the client-auditor relationship between Keynote Systems, Inc. and Arthur Andersen LLP has ceased.


Yours very truly,


ARTHUR ANDERSEN LLP
/s/ Arthur Andersen LLP

By /s/ Stuart M. Huizinga
   ---------------------------
   Stuart M. Huizinga

Cc: SEC Office of the Chief Accountant


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                             [ARTHUR ANDERSEN LOGO]


September 9, 1999


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Dear Sir/Madam:

We have read the second paragraph of the "Experts" section included in Amendment No. 2 to the Form S-1 of Keynote Systems, Inc. as filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Yours very truly,


ARTHUR ANDERSEN LLP
/s/ Arthur Andersen LLP


By /s/ Stuart M. Huizinga
----------------------------------------
       Stuart M. Huizinga


Cc:  Mr. Doug Finley, CFO, Keynote Systems, Inc.